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                                                                   EXHIBIT 10.52

                            BONUS PAYMENT AGREEMENT


     This Bonus Payment Agreement (this "Agreement") is entered into as of October 23, 2001, by Metro-Goldwyn-Mayer Inc., a Delaware corporation ("MGM"), Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation ("Studios" and, collectively with MGM, the "Company"), and the person whose name appears on the signature page of this Agreement ("Participant"). This Agreement is entered with reference to the following facts:

     A. Under the Company's Senior Management Bonus Plan (the "Plan") and pursuant to that certain Bonus Interest Agreement Pursuant to the Senior Management Bonus Plan dated as of November 6, 1997 between the Company and Participant, as amended as of November 30, 1998 (the "Bonus Interest Agreement"), the Company granted to Participant certain Bonus Interests (as defined in the Bonus Interest Agreement and set forth on the signature page hereto and referred to herein as the "Bonus Interests"). Capitalized terms used herein, unless herein defined, shall have the meanings ascribed to them in the Bonus Interest Agreement;

     B. Pursuant to that certain Revised Bonus Interest Proposal, dated October 2, 2001 (the "Proposal") and subsequently executed by Participant and delivered to the Company, Participant has agreed, among other things, that in the event a cash payment shall become due under the Bonus Interest Agreement with respect to the December 31, 2001 Determination Date, Participant will accept, in lieu of such cash payment and in full and complete satisfaction of the Company's payment obligations with respect to Bonus Interests vested as of such date, shares of MGM Common Stock (the "Bonus Shares") in accordance with and subject to the terms and conditions of the Proposal; and

     C. The Company and Participant now desire to enter into this Agreement to implement the terms of the Proposal.

     NOW, THEREFORE, in consideration of the covenants contained herein, the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  BONUS SHARES.

MGM hereby agrees to issue, and Participant hereby agrees to accept, the Bonus Shares in lieu of any cash payment otherwise due with respect to the December 31, 2001 Determination Date pursuant to the Bonus Interest Agreement. The compensation represented by the Bonus Shares shall be deferred pursuant to the terms of the Amended and Restated MGM Deferred Compensation Plan (the "Deferred Compensation Plan") and the related Trust Agreement. The Bonus Shares, when distributed to Participant, will have been duly registered under the Securities Act of 1933, as amended, and will be freely transferable. Participant acknowledges that the Bonus Shares may not be withdrawn from the Deferred Compensation Plan during the holding period which commences January 1, 2002 and ends upon the earliest to occur of (i) January 1, 2003; (ii) the date Participant ceases to be employed by MGM or any subsidiary of MGM or (iii) a Designated Change in Control.

2.  REPRESENTATIONS OF PARTICIPANT.

Participant hereby represents to the Company that (i) except with respect to Bonus Interests heretofore transferred by Participant to a Permitted Transferee, Participant is the sole owner of the Bonus Interests and has not sold, transferred, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner any of the Bonus Interests or any right to or interest in the Bonus Interests to any person, (ii) the number of Bonus Interests set forth on the signature page to this Agreement represents all of the Bonus Interests granted to Participant, (iii) Participant, or Participant's representative, has had an opportunity to ask questions and receive answers and to undertake whatever additional inquiry regarding the subject matter of this Agreement as Participant has deemed necessary or appropriate under the
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circumstances in order to reach an informed decision regarding the merits of the transactions contemplated by this Agreement and (iv) Participant has carefully reviewed and understands the Plan, the Bonus Interest Agreement, the Proposal and this Agreement and has had an opportunity to review such documents with counsel of Participant's choosing. Participant agrees and acknowledges that the Company is relying on the representations of Participant in entering into and effecting the transactions contemplated by this Agreement.

3.  NO EMPLOYMENT RIGHTS.

Section 14 of the Bonus Interest Agreement is hereby incorporated into and made part of this Agreement by reference and shall be deemed to refer and apply to this Agreement.

4.  ARBITRATION.

Section 16 of the Bonus Interest Agreement is hereby incorporated into and made part of this Agreement by reference and shall be deemed to refer and apply to this Agreement.

5.  SEVERABILITY.

If any provision or portion of this Agreement is illegal or unenforceable, the other portions of this Agreement will not be affected by the illegality or unenforceability.

6.  GOVERNING LAW; INCORPORATION BY REFERENCE.

Except to the extent provided in Section 16(d) of the Bonus Interest Agreement (which is incorporated by reference pursuant to Section 4 hereof), this Agreement is governed by and is to be construed and enforced in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware.

7.  BONUS INTEREST AGREEMENT

Except as herein provided, the Bonus Interest Agreement shall be unchanged and continue in full force and effect, including, but not limited to, with respect to the date of grant, expiration, general vesting provisions and acceleration.

8.  MISCELLANEOUS.

This Agreement may be executed by the parties hereto in separate counterparts or by facsimile copy thereof, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may only be further amended or modified by an agreement in writing signed by the Company and Participant. This Agreement and the Bonus Interests may not be transferred, assigned, pledged or hypothecated by Participant, except as contemplated in the Bonus Interest Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and entered into as of the date first written above.



                                      PARTICIPANT

                                      /s/ WILLIAM A. JONES
                                      ------------------------------------
                                      WILLIAM A. JONES

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                                      METRO-GOLDWYN-MAYER INC.

                                      By:/s/  Christopher McGurk
                                         ---------------------------------
                                         Christopher McGurk
                                         Vice Chairman & Chief Operating Officer


                                      METRO-GOLDWYN-MAYER STUDIOS INC.


                                      By:/s/  Christopher McGurk
                                         ---------------------------------
                                         Christopher McGurk
                                         Vice Chairman & Chief Operating Officer



The following sets forth the number of Bonus Interests that Participant holds, the Trigger Amount and Cap Amount of each such Bonus Interest and the maximum cash equivalent value of each Bonus Interest.


                                                               Maximum Amount
   Number of                                                     Receivable
Bonus Interests       Trigger Amount     Cap Amount          per Bonus Interest
---------------       --------------     ----------          ------------------

    74,209                $14.90           $29.80                  $24.00

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